	Exhibit 6: Operating Results by Business Unit and Country in Ch$ millions
	(Twelve Months Ended December 31)

	Year to Date 2002							Year to Date 2003

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons	22,774	31,630	0	662	15,912	(11,030)	59,948	22,850	26,936	0	1,139	18,201	(15,203)	53,923
Kms.	0	0	65,452	0	0	0	65,452	0	0	0	0	0	0	0

Ch$ million
Revenues	40,242	70,164	2,202	1,187	32,701	(14,094)	132,402	41,393	54,039	0	2,182	32,940	(20,028)	110,526
COGS	(38,222)	(64,799)	(2,503)	(1,166)	(28,170)	13,647	(121,213)	(39,683)	(50,044)	0	(1,888)	(29,653)	19,642	(101,626)
Gross Income	2,020	5,366	(301)	21	4,531	(447)	11,190	1,710	3,995	0	294	3,287	(386)	8,900
Gross Margin	5.0%	7.6%	-13.7%	1.8%	13.9%		8.5%	4.1%	7.4%		13.5%	10.0%		8.1%
SG&A	(2,853)	(5,486)	(1,031)	(654)	(2,291)	(1,833)	(14,148)	(2,057)	(4,287)	0	(367)	(1,951)	(1,259)	(9,921)
Operating Income	(833)	(121)	(1,332)	(633)	2,240	(2,280)	(2,959)	(347)	(292)	0	(73)	1,336	(1,645)	(1,021)
Operating Margin	-2.1%	-0.2%	-60.5%	-53.3%	6.8%		-2.2%	-0.8%	-0.5%		-3.3%	4.1%		-0.9%
EBITDA	891	3,997	(728)	(633)	3,425	(2,214)	4,738	1,463	3,135	0	(73)	2,290	(1,363)	5,452

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Volume (tons)	25,155	1,357	3,630			(789)	29,353	27,451	2,266	3,159			(2,516)	30,360

Ch$ million
Revenues	46,210	3,117	10,204			(2,404)	57,127	51,080	4,048	7,163			(6,114)	56,177
COGS	(39,335)	(2,835)	(9,171)			2,395	(48,946)	(45,179)	(3,587)	(7,459)			5,996	(50,229)
Gross Income	6,875	282	1,033			(9)	8,181	5,901	461	(296)			(118)	5,948
Gross Margin	14.9%	9.0%	10.1%				14.3%	11.6%	11.4%	-4.1%				10.6%
SG&A	(5,012)	(771)	(957)			(367)	(7,107)	(2,811)	(537)	(809)			(343)	(4,500)
Operating Income	1,863	(489)	76			(376)	1,074	3,090	(76)	(1,105)			(461)	1,448
Operating Margin	4.0%	-15.7%	0.7%				1.9%	6.0%	-1.9%	-15.4%				2.6%
EBITDA	4,104	(463)	515	0	0	(440)	3,716	5,329	(32)	(478)			(516)	4,303

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Volume (tons)	10,335	3,577				0	13,912	10,934	3,887				0	14,821

Ch$ million
Revenues	30,202	10,737				0	40,939	31,461	10,280				(4)	41,737
COGS	(26,227)	(9,359)				2	(35,584)	(26,394)	(8,775)				4	(35,165)
Gross Income	3,975	1,378				2	5,355	5,067	1,505				0	6,572
Gross Margin	13.2%	12.8%					13.1%	16.1%	14.6%					15.7%
SG&A	(2,116)	(488)				(478)	(3,082)	(2,189)	(689)				(437)	(3,315)
Operating Income	1,859	890				(476)	2,273	2,878	816				(437)	3,257
Operating Margin	6.2%	8.3%					5.6%	9.1%	7.9%					7.8%
EBITDA	3,173	2,031				(444)	4,760	4,045	1,744				(324)	5,465

							Aluminum Profiles							Aluminum Profiles
Volume (tons)							9,978							10,211

Ch$ million
Revenues							28,377							29,226
COGS							(21,090)							(21,417)
Gross Income							7,287							7,809
Gross Margin							25.7%							26.7%
SG&A							(3,632)							(4,036)
Operating Income							3,655							3,773
Operating Margin							12.9%							12.9%
EBITDA							4,290							4,451

Última actualización 18/03/2004